Exhibit 21.1
Subsidiaries of Origen Financial, Inc.
Origen Financial L.L.C. (Delaware) — In Texas, d/b/a Origen Manufactured Home Financial, L.L.C.
Origen Manufactured Home Financial, L.L.C. (Delaware)
Origen Securitization Company, L.L.C. (Delaware)
Origen Special Purpose, L.L.C. (Delaware)
Origen Special Purpose II, L.L.C. (Delaware)
Origen Financial of South Dakota, L.L.C. (Delaware)
Origen Credit L.L.C. (Delaware)
Origen MH Contract Company, L.L.C. (Delaware)
OF Insurance Agency, Inc. (Louisiana)
Origen Residential Securities, Inc. (Delaware)
Origen Financial of Puerto Rico, L.L.C (Delaware)
Origen CMO Residual Holding Company, L.L.C (Delaware)
Origen Special Holdings Corporation (Delaware)
Origen Special Purpose Manager, Inc. (Delaware)
Origen Asset-Backed Note Trust (Delaware)
Origen Manufactured Housing Contract Trust 2004-A (Delaware)
Origen Manufactured Housing Contract Trust 2004-B (Delaware)
Origen Manufactured Housing Contract Trust 2005-A (Delaware)
Origen Manufactured Housing Contract Trust 2005-B (Delaware)
Origen Manufactured Housing Contract Trust 2006-A (Delaware)
Origen Manufactured Housing Contract Trust 2007-A (Delaware)
Origen Manufactured Housing Contract Trust 2007-B (Delaware)

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